LIMITED POWER OF ATTORNEY KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Bryan A. Welp, David Wright Walstrom and Sa’Lesha V.S. Beeks and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for the undersigned and in the undersigned’s name, place and stead, to sign, in the undersigned’s capacity as an officer or director or both of Apogee Enterprises, Inc. (the “Company”), any reports on Form 3 (Initial Statement of Beneficial Ownership of Securities), Form 4 (Statement of Changes in Beneficial Ownership of Securities) and Form 5 (Annual Statement of Changes in Beneficial Ownership of Securities) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder and any Notice of Proposed Sale of Securities on Form 144 in accordance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), relating to transactions by the undersigned in Common Stock or other securities of the Company and all amendments thereto, and to file the same, with the Securities and Exchange Commission and the appropriate securities exchange, granting unto said attorneys-in-fact and agents, and each of them, or their substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act or any provision of Rule 144 under the Securities Act. This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact. By: Suresh Krishna Docusign Envelope ID: 077DAF7A-D34F-8C58-83CA-FDECEC359F0A